Exhibit 5

Hughes | Luce LLP

1717 Main Street, Suite 2800

Dallas, TX 75201

214.939.5500

214.939.6100 fax

hughesluce.com

September 16, 2004

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

$1,000,000,000 Wal-Mart Stores, Inc. Floating Rate Notes Due 2006

Ladies and Gentlemen:

Reference is made to the Pricing Agreement between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc. (the “Underwriter”), dated September 9, 2004 (the “Pricing Agreement”), and to the Underwriting Agreement, dated February 18, 2003 (the “Underwriting Agreement”), by and among the Company and, as to the issuance and sale of the Notes (as defined below), the Underwriter as the party deemed to be the signatory to that Underwriting Agreement, as incorporated by reference into the Pricing Agreement (the Underwriting Agreement and the Pricing Agreement are collectively referred to as the “Agreement”).

Further reference is made to the Registration Statement on Form S-3 (File No. 333-101847) which was prepared pursuant to the Securities Act of 1933, as amended (the “1933 Act”), was filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2002 and was declared effective at 10:00 a.m. E.D.T. on December 27, 2002 (the “Registration Statement”), and the Prospectus, dated December 27, 2002, as amended or supplemented (the “Base Prospectus”), and the Prospectus Supplement, dated September 9, 2004, supplementing the Base Prospectus (the “Prospectus Supplement”), constituting a part of the Registration Statement. The Base Prospectus relates to the delayed public offering of up to $10,000,000,000 in aggregate principal amount of debt securities of the Company (the “Debt Securities”) issuable under the Indenture, dated as of December 11, 2002 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, NA, as trustee (the “Trustee”). The Prospectus Supplement relates to the public offering of $1,000,000,000 aggregate principal amount of the Company’s Floating Rate Notes Due 2006 (the “Notes”). As used herein, the term “Registration Statement” shall mean the Registration Statement in the form in which it was declared effective on December 27, 2002, including the documents incorporated by reference or deemed to be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the 1933 Act. As used herein, the term “Prospectus” shall mean the Base Prospectus and Prospectus Supplement combined,

HUGHES LUCE LLP

Letter to Wal-Mart Stores, Inc.

September 16, 2004

constituting a part of the Registration Statement, including the documents incorporated by reference or deemed to be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the 1933 Act.

We have acted as special counsel to the Company in connection with its issue and sale of the Notes. In rendering this opinion, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, the Indenture, resolutions of the Executive Committee of the Board of Directors of the Company and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed, without investigation or independent verification, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed, without investigation or independent verification, that (i) all information contained in all documents reviewed by us is true and complete, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity; (iv) the Registration Statement and any amendments thereto (including any post-effective amendment thereto) have become effective and comply with all applicable laws, (v) the Prospectus has been prepared and filed with the Commission describing the Notes offered thereby in accordance with all applicable laws, (vi) all Notes will be issued and sold in compliance with applicable federal and state Securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement, (vii) the Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (viii) at or prior to the time of delivery of each Note, the authorization of the Notes and of the Series of the Notes of which that Note is a part will not be modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of those Notes.

As to facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

HUGHES LUCE LLP

Letter to Wal-Mart Stores, Inc.

September 16, 2004

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, upon the execution and delivery of the Notes and their authentication in accordance with the terms of the Indenture against payment therefor in accordance with the Agreement, the Notes will be legally issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

The foregoing opinion is qualified to the extent that the enforceability of any document, instrument, or Note may be limited by or subject to the effects of (i) bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer, reorganization, or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity or public policy principals, and (iii) the refusal of a particular court to grant equitable remedies, including specific performance and injunctive relief or a particular remedy sought under the Indenture as opposed to another remedy provided for therein or available at law or in equity. We note that the enforceability of specific provisions of the Indenture and the Notes may be subject to (a) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (b) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision. With respect to Section 8.07(i) of the Indenture, we express no opinion with respect to the enforceability of the parenthetical clause thereof relating to the limitations on the compensation of trustees.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or Notes that purport to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent that they purport to relate to liabilities resulting from or based on negligence or any violation of any federal or state Securities laws and (iii) the enforceability of severability clauses or (iv) the enforceability of any provision in the Indenture or the Notes that purports to waive liability for violation of securities laws.

The foregoing opinions are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Constitution of the State of Delaware, the case law construing those Delaware laws and the laws of the State of New York. We do not express any opinion as to the laws of any other jurisdiction.

HUGHES LUCE LLP

Letter to Wal-Mart Stores, Inc.

September 16, 2004

This opinion letter may be filed as an exhibit to a Current Report on Form 8-K of the Company in connection with the offer and sale of the Notes by the Company. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hughes & Luce, L.L.P.